Exhibit 99.1

Bold Eagle Acquisition Corp. Announces Separate Trading of its Class A Ordinary Shares and Eagle Share
Rights, Commencing on or about December 16, 2024

NEW YORK, NY December 12, 2024 — Bold Eagle Acquisition Corp. (the “Company”), the ninth public acquisition vehicle led by Eagle Equity Partners’ Harry Sloan, Jeff Sagansky and Eli Baker, today announced that holders of the units sold in the Company’s initial public offering of 25,800,000 units completed on October 25, 2024, which includes 800,000 units issued pursuant to the exercise by the underwriters of their over-allotment option in part, completed on December 9, 2024 (the “Offering”), may elect to separately trade the Class A ordinary shares and Eagle Share Rights included in the units commencing on or about December 16, 2024. Any units not separated will continue to trade on the Nasdaq Global Market (“Nasdaq”) under the symbol “BEAGU”, and each of the Class A ordinary shares and Eagle Share Rights will separately trade on Nasdaq under the symbols “BEAG” and “BEAGR,” respectively. No fractional Eagle Share Rights will be issued upon separation of the units and only whole Eagle Share Rights will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and Eagle Share Rights.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 23, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

About Bold Eagle Acquisition Corp.

Bold Eagle Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to capitalize on the ability of its management team to identify and combine with a business or businesses that can benefit from its management team’s established global relationships and operating experience.

The Company’s sponsor is Eagle Equity Partners IV, LLC, of which Harry Sloan, Jeff Sagansky and Eli Baker are Managing Members. Harry Sloan and Jeff Sagansky are the Co-Chairmen of the Company. Joining Mr. Sloan and Mr. Sagansky in the management of the Company is Eli Baker, the Chief Executive Officer, who has served in various capacities in seven of Eagle Equity’s prior public acquisition vehicles, most recently as Chief Executive Officer of Screaming Eagle Acquisition Corp. Also joining Mr. Sloan, Mr. Sagansky and Mr. Baker in the management of the Company is Ryan O’Connor, the Chief Financial Officer, who previously served as the Vice President of Finance of Screaming Eagle Acquisition Corp.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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INVESTOR AND MEDIA CONTACT:

Ryan O’Connor
t. (424) 284-3519
e. roconnor@eaglesinvest.com